                                  Exhibit 27(k)

                 Opinion and Consent of Thomas E. Pierpan, Esq.
                  as to Legality of Securities Being Registered

                                 TLIC Letterhead

April 21, 2003

Board of Directors
Transamerica Life Insurance Company
Separate Account VUL-A
4333 Edgewood Road, NE
Cedar Rapids, Iowa 52499

Gentlemen:

In my capacity as Vice President, Assistant Secretary and Division General Counsel of Transamerica Life Insurance Company ("Transamerica"), I have participated in the preparation and review of Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 filed with the Securities and Exchange Commission (Reg. No. 333-862313) under the Securities Act of 1933 for the registration of flexible premium variable life insurance policies (the "Policies") to be issued with respect to the Separate Account VUL-A (the "Account").

I am of the following opinion:

     1. Transamerica has been duly organized under the laws of Iowa and is a validly existing corporation.

     2. The Account has been duly created and is validly existing as a separate account pursuant to Iowa Insurance Law.

     3. The Iowa Code provides that the portion of the assets of the Account equal to the reserves and other liabilities for variable benefits under the Policies is not chargeable with liabilities arising out of any other business Transamerica may conduct. Assets allocated to the Fixed Account under the Policies, however, are part of Transamerica's general account and are subject to Transamerica's general liabilities from business operations.

     4. The Policies, when issued as contemplated by the Registration Statement, will be legal and binding obligations of Transamerica in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

I further hereby consent to reference to my name under the caption "Legal Matters" in the Statements of Additional Information incorporated by reference in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 (File No. 333-86231) for the Separate Account VUL-A filed by Transamerica with the Securities and Exchange Commission.

Very truly yours,

/s/ Thomas E. Pierpan
Thomas E. Pierpan
Vice President, Assistant
Secretary and Division General Counsel